UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2005
Atlantic Coast Entertainment Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-110484 (Commission File Number)	54-2131349 (IRS Employer Identification No.)
c/o Sands Hotel & Casino
Indiana Avenue & Brighton Park, 9th Floor
Atlantic City, New Jersey 08401

(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (609) 441-4633
N/ A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section	4 – Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.

KPMG LLP was previously the principal accountants for Atlantic Coast Entertainment Holdings, Inc. (the “Company”). On June 15, 2005, that firm resigned.

The audit report of KPMG LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2004 and for the period from inception (October 30, 2003) thru December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company from the period from inception (October 30, 2003) through December 31, 2003, for the fiscal year ended December 31, 2004 and for the subsequent interim period through June 15, 2005 there were no (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their opinion or (ii) “reportable events” as such term is used in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Board of Directors of the Company is in the process of considering prospective replacement independent registered public accounting firms.

The Company has provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 16 to this Form 8-K is a copy of KPMG’s letter, dated June 21, 2005.

Section	9. Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c) Exhibits

16. Letter from KPMG dated June 21, 2005 in accordance with Item 304(a)(3) of Regulation S-K.
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SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST ENTERTAINMENT
HOLDINGS, INC.

By:	/s/ Denise Barton

Denise Barton
Chief Financial Officer
Date: June 21, 2005